Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 16, 2026, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Assertio Holdings, Inc., and subsidiaries on Form 10-K for the year ended December 31, 2025. We consent to the incorporation by reference of said reports in the Registration Statements of Assertio Holdings, Inc. on Forms S-3 (File No. 333-53486, File No. 333-66688, File No.333-86542, File No.333-104956, File No.333-197433, File No. 333-223420, File No. 333-252368 and File No. 333-277831) and on Forms S-4 (File No. 333-237599 and File No. 333-272355), and on Forms S-8 (File No. 333-116697, File No. 333-145291, File No. 333-156538, File No. 333-167015, File No. 333-181710, File No. 333-196263, File No. 333-211642, File No. 333-211643, File No. 333-224924, File No. 333-228290, File No. 333-231366, File No. 333-238925, File No. 333-238926, File No. 333-264880, File No. 333-271947, File No. 333-279772 and File No. 333-287395).

/s/ GRANT THORNTON LLP

Chicago, Illinois
March 16, 2026